Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Directors of Alcoa Corporation, a Delaware corporation (the “Company”), hereby constitute and appoint WILLIAM F. OPLINGER, MOLLY S. BEERMAN, LEIGH ANN FISHER, RENATO BACCHI, and JEFFREY D. HEETER, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to do any and all acts and things and to execute any and all instruments that said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or may be required to enable the Company to comply with the Securities Act of 1933, as amended (the “1933 Act”), and any rules, regulations or requirements of the United States Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the registration under the 1933 Act of shares of common stock, par value $0.01 per share, of the Company and/or their resale by or on behalf of Arconic Inc. as contemplated in the Stockholder and Registration Rights Agreement, dated as of October 31, 2016, by and between the Company and Arconic Inc. (formerly known as Alcoa Inc.), including specifically but without limiting the generality of the foregoing, power and authority (i) to sign the name of each of the undersigned in the capacity of Director of the Company to one or more registration statements on Form S-1 or such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable (including any registration statement filed pursuant to Rule 462 under the 1933 Act), and to any and all amendments and post-effective amendments and supplements to any such registration statements, and to any and all instruments or documents filed as part of or in connection with any such registration statements or amendments or supplements thereto, and (ii) to file the same with all exhibits thereto with the Commission; hereby granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

This power of attorney will be governed by and construed in accordance with the laws of the State of Delaware. The execution of this power of attorney is not intended to, and does not, revoke any prior powers of attorney. This power of attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one power of attorney.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 18th day of January, 2017.

/s/ Mary Anne Citrino	/s/ James W. Owens
Mary Anne Citrino Director	James W. Owens Director

/s/ Timothy P. Flynn	/s/ Carol L. Roberts
Timothy P. Flynn Director	Carol L. Roberts Director

/s/ Kathryn S. Fuller	/s/ Suzanne Sitherwood
Kathryn S. Fuller Director	Suzanne Sitherwood Director

/s/ James A. Hughes	/s/ Steven W. Williams
James A. Hughes Director	Steven W. Williams Director

/s/ Michael G. Morris	/s/ Ernesto Zedillo
Michael G. Morris Chairman of the Board	Ernesto Zedillo Director

/s/ James E. Nevels
James E. Nevels Director